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                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: February 12, 2007


                                  CITIGROUP TRUST-DELAWARE, N.A.

                                  By: /s/ Peter Daytz
                                  --------------------------------------------
                                  Name:   Peter Daytz
                                  Title:  Chief Investment Officer


                                  CITIBANK, N.A.

                                  By: /s/ Ali L. Karshan
                                  --------------------------------------------
                                  Name:   Ali L. Karshan
                                  Title:  Assistant Secretary


                                  CITICORP HOLDINGS INC.

                                  By: /s/ Ali L. Karshan
                                  --------------------------------------------
                                  Name:   Ali L. Karshan
                                  Title:  Assistant Secretary


                                  CITIGROUP INC.

                                  By: /s/ Riqueza V. Feaster
                                  --------------------------------------------
                                  Name:   Riqueza V. Feaster
                                  Title:  Assistant Secretary